UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2008 (April 23, 2008)

HEARTWARE LIMITED
(Exact name of registrant as specified in its charter)

State of Victoria, Australia	000-52595	98-0498958
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 57 MLC Centre 19-29 Martin Place Sydney NSW 2000 Australia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +61 2 9238 2064

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	On April 25, 2008 Ms. Jennifer Foley resigned her position as Vice President, Clinical & Regulatory effective June 15, 2008. There is no separation or other compensatory agreement with Ms. Foley.

(c)	On April 28, 2008, via an Australian Securities Exchange (“ASX”) announcement, the Company announced the appointment of David R. Hathaway, M.D. as Chief Medical Officer.

On April 23, 2008, the Company and Dr. Hathaway entered into an employment agreement whereby Mr. Hathaway will be paid an annual salary of $250,000 and receive a one-time sign on bonus of $25,000. Pursuant to the employment agreement, the Company will recommend to the Board of Directors that Dr. Hathaway be granted an option to purchase 1.3 million of the Company’s ordinary shares at a price to be determined by the Board of Directors.

A copy of the employment agreement and the ASX announcement are attached as exhibits.

Item 9.01 Exhibits

Exhibit 10.01 Employment Agreement dated April 23, 2008 between HeartWare, Inc. and David R. Hathaway, M.D.

Exhibit 99.1 Australian Securities Exchange Release dated April 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare Limited
Date: April 28, 2008	By:	/s/ David McIntyre

Name: David McIntyre
Title: Chief Financial Officer